Exhibit 99.4

Specialty Business of

Validus Specialty, LLC

Organized in the United States of America

Unaudited Combined Interim Financial Statements

As at and for the nine months ended

September 30, 2023

Expressed in thousands of U.S. dollars

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Table of Contents

Combined Balance Sheets as at September 30, 2023 (unaudited) and December 31, 2022	3
Combined Statements of Income and Comprehensive Income for the nine months ended September 30, 2023 and 2022 (unaudited)	4
Combined Statements of Changes in Net Parent Investment for the nine months ended September 30, 2023 and 2022 (unaudited)	5
Combined Statements of Cash Flows for the nine months ended September 30, 2023 and 2022 (unaudited)	6
Notes to the Combined Financial Statements (unaudited)	7 - 19

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Specialty Business of Validus Specialty, LLC

Combined Balance Sheets

As at September 30, 2023 (unaudited) and December 31, 2022

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited)	December 31, 2022
	$	$
Assets
Current assets
Cash and cash equivalents	23,651	19,988
Restricted cash	4,999	5,440

Total cash and cash equivalents	28,650	25,428
Income taxes recoverable – related party	16,589	15,229
Balances due from affiliates – related party	9,410	7,747

Total current assets	54,649	48,404
Deferred tax assets, net – related party	12,072	13,299
Property and equipment	4,835	4,581
Operating lease right-of-use assets	14,887	16,037
Balances due from affiliates – related party	2,355	2,126
Other assets	394	445

Total assets	89,192	84,892

Liabilities
Current liabilities
Reinsurance balances payable – related party	249	703
Current portion of operating lease liabilities	1,619	1,555
Balances due to affiliates – related party	12,095	7,728
Accounts payable and accrued expenses	1,448	1,662

Total current liabilities	15,411	11,648
Long-term portion of operating lease liabilities	14,252	15,475
Deferred tax liabilities – related party	3,130	3,350

Total liabilities	32,793	30,473
Net parent investment	56,399	54,419

Total liabilities and net parent investment	89,192	84,892

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Income and Comprehensive Income

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
	$	$
Revenues
Management fee income – related party	33,986	29,039
Net interest income	—	56

Total revenues	33,986	29,095

Expenses
General and administrative expenses (related party 773 & 185)	29,324	25,887
Share compensation expenses – related party	2,730	1,757
Finance expenses	9	6
Transaction expenses	57	—

Total expenses	32,120	27,650

Income before taxes	1,866	1,445
Tax benefit (expense)	114	(540)

Net income and comprehensive income	1,980	905

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Changes in Net Parent Investment

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
	$	$
Balance, beginning of period	54,419	67,831
Deemed capital contributions for settlement of tax provisions	—	603
Net income	1,980	905

Total net parent investment	56,399	69,339

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Cash Flows (unaudited)

For the nine months ended September 30, 2023 and 2022

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited) $	September 30, 2022 (unaudited) $
Cash flows provided by (used in) operating activities
Net income	1,980	905
Adjustments to reconcile net income and comprehensive income to net cash provided by operating activities:
Depreciation and amortization	1,106	509
Change in operational balance sheet items:
Premium receivable – related party	—	602
Income taxes recoverable – related party	(1,360)	(2,735)
Deferred tax asset, net – related party	1,227	2,231
Balances due from affiliates – related party	(1,892)	7,237
Operating lease right-of-use assets	1,150	1,099
Other assets	51	(71)
Reinsurance balances payable – related party	(454)	—
Operating lease liabilities	(1,159)	(1,020)
Deferred tax liabilities – related party	(220)	(370)
Accounts payable and accrued expenses	(214)	(3,462)
Balances due to affiliates – related party	4,367	1,415

Net cash provided by operating activities	4,582	6,340

Cash flow used in investing activity
Purchases of computer hardware	(1,360)	(3,697)

Cash flow used in investing activity	(1,360)	(3,697)

Cash flow provided by financing activity
Deemed capital contributions for settlement of tax provisions	—	603

Cash provided by financing activity	—	603

Net increase in cash, cash equivalents and restricted cash	3,222	3,246
Cash, cash equivalents and restricted cash – beginning of period	25,428	33,480

Cash, cash equivalents and restricted cash – end of period	28,650	36,726

Supplemental information
Taxes paid during the period	—	103

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Notes to the Combined Financial Statements (unaudited)

For the nine months ended September 30, 2023

Expressed in thousands of U.S. dollars

1.	Nature of the business

Validus Specialty, LLC (“Validus Specialty”) was initially incorporated in the United States of America (“U.S.”) under the laws of the state of Delaware on May 3, 2006. The legal form of the entity was changed from a corporation to a limited liability company on September 1, 2018, in the U.S. under the laws of the state of Delaware. As at September 30, 2023, Validus Specialty was 100% owned by AIG Property Casualty Inc. (the “parent company” or “member”). Validus Specialty’s ultimate parent company was American International Group, Inc. (“AIG”) as at September 30, 2023, which is a company registered with the United States Securities and Exchange Commission and is incorporated in the state of Delaware, U.S. Validus Specialty predominately provides services in the form of actuarial, research, finance, administrative, information technology, legal, operations and risk management services to affiliated companies in the U.S., Bermuda, Canada, and the United Kingdom. As discussed in more detail below, effective November 1, 2023, Validus Specialty and certain of its subsidiaries were sold to RenaissanceRe Holdings Ltd. (“RenaissanceRe”).

2.	Basis of preparation and combination

On May 22, 2023, AIG announced it had entered into a Stock Purchase Agreement (the “SPA”) to sell its reinsurance business, which includes certain companies within Validus Specialty to RenaissanceRe (the “Acquisition”). The transaction was finalized November 1, 2023, resulting in RenaissanceRe acquiring the right, title, and interest in the shares of Validus Specialty.

The Validus Specialty wholly owned subsidiaries included in the SPA are as follows:

•	AlphaCat Capital Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

•	Validus America Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

•

Validus Re Americas (New Jersey) Inc., a U.S. corporation registered in the state of New Jersey, which provides services to affiliated AIG entities. The entity is also a Licensed Reinsurance Intermediary Managing General Agent registered in the state of New York and has an Insurance Producers License in the state of New Jersey.

•

Validus Reaseguros Inc., a U.S. corporation registered in the state of Florida, which provides services to affiliated AIG entities. The entity is also a Licensed Reinsurance Intermediary Managing General Agent registered in the state of Florida.

•	Validus Services Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

As the SPA did not include the sale of Validus Specialty Underwriting Services, Inc. (“VSU”), a significant wholly-owned subsidiary of Validus Specialty, which is a U.S. corporation registered in the state of Delaware, these financial statements do not include the results of operations, comprehensive income, financial position and cash flows of VSU and are therefore considered Combined Financial Statements. The distribution of VSU as contemplated by the SPA was completed on October 1, 2023.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

2.	Basis of preparation and combination (continued)

The Combined Financial Statements have been prepared to meet RenaissanceRe’s reporting requirements of Rule 3-05 of Regulation S-X as a result of the Acquisition. Accordingly, the Combined Financial Statements include the results of operations, comprehensive income, financial position and cash flows for the acquired wholly owned subsidiaries only (the “Specialty Business” or the “Company”).

These unaudited Combined Financial Statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and note disclosures required by U.S. GAAP for complete combined financial statements.

In the opinion of management, these unaudited Combined Financial Statements reflect all adjustments that are normal and recurring in nature necessary for a fair statement of the Company’s financial position as of September 30, 2023, its results of operations for the nine months ended September 30, 2023 and 2022, and cash flows for the nine months ended September 30, 2023 and 2022. The results of operations for any interim period are not necessarily indicative of results for the full year. These unaudited Combined Financial Statements and related notes should be read in conjunction with the Combined Financial Statements and related notes included in the Company’s annual financial statements for the year ended December 31, 2022. The combined balance sheet data for the year ended December 31, 2022 was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP, and excludes the results of operations, comprehensive income, financial position and cash flows of VSU.

These Combined Financial Statements include assets, liabilities, revenues and expenses that are separately identifiable and attributable to the Company. As the costs of the Company are recorded by the acquired wholly owned subsidiaries and cash management activities are performed by the acquired wholly owned subsidiaries, an allocation of costs from the parent company was not required. For the periods presented in these Combined Financial Statements, the Company’s income tax expense (benefit) and deferred tax balances have been included in AIG’s income tax returns. Income tax expense (benefit) and deferred tax balances contained in the Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns, with some modifications. The modifications relate to the anticipated and actual utilization of tax attributes within the consolidated tax return group, taking into account the tax sharing agreements amongst members. Accordingly, the Company recorded income taxes as if it was a stand-alone entity under the separate return method.

All significant intercompany accounts and transactions have been eliminated. Transactions with VSU are recorded as related party transactions in these Combined Financial Statements. The Combined Financial Statements do not include a $9.7 million loan that was issued to VSU in 2019 and was forgiven by the Company in August 2023.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

2.	Basis of preparation and combination (continued)

The preparation of these Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the amounts included in the Combined Financial Statements reflect management’s best estimates and assumptions, actual results could differ materially from those estimates. The Company’s principal estimates include:

•	the valuation of deferred tax assets, including the application of valuation allowances as necessary;

•	the determination of income taxes payable and income tax receivable; and

•	estimates for incurred but not billed expenses and the corresponding management fee income.

The term “ASC” used in these notes refers to Accounting Standard Codification issued by the United States Financial Accounting Standards Board (the “FASB”).

3.	Significant accounting policies

The following is a summary of significant accounting policies adopted by the Company:

Management fee income

Revenues are accounted for in accordance with ASC Topic 606 “Revenue from Contracts with Customers”. The Company is as a service provider and reinsurance intermediary to affiliated AIG entities and receives management fee income equivalent to the expenses incurred by the Company in rendering services, plus a scheduled markup of such expenses. Revenue, therefore, is recognized as expenses are incurred and is equal to the amount of the expense incurred plus the scheduled mark-up, as this ultimately represents the satisfaction of the performance obligations of the Company.

Expenses

Expenses are recognized on an accrual basis and therefore correspond to the satisfaction of the performance obligations over time.

Fair value of financial instruments

Fair value is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820, “Fair Value Measurement and Disclosure”, provides a framework for measuring fair value by creating a hierarchy of fair value measurements that distinguishes market data between observable independent market inputs and unobservable market assumptions by the reporting entity. The guidance further expands disclosures about such fair value measurements. The guidance applies broadly to most existing accounting pronouncements that require or permit fair value measurements (including both financial and non-financial assets and liabilities) but

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

3.	Significant accounting policies (continued)

does not require any new fair value measurements. The Company has adopted all authoritative guidance in effect as of the balance sheet date regarding certain market conditions that allow for fair value measurements that incorporate unobservable inputs where active market transaction-based measurements are unavailable.

Cash and cash equivalents

The Company considers time deposits and money market funds with an original maturity of one month or less as equivalent to cash.

Restricted cash

Restricted cash relates to cash accounts used for the settlement of reinsurance balances in relation to Licensed Reinsurance Intermediary Managing General Agent activities. This cash is restricted to provide for policyholder benefits or to pay premiums to the underlying risk bearing entity.

Property and equipment

The Company accounts for its property and equipment in accordance with ASC Topic 360, “Plant, Property, and Equipment” (“ASC 360”). Property and equipment, including leasehold improvements, are carried at cost, less accumulated depreciation and amortization. Expenditures for improvements are capitalized, and expenditures for maintenance and repairs are expensed to operations as incurred. Depreciation is recognized on a straight-line basis over the estimated useful lives of the related assets, which range from 1 to 5 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the related lease. Amortization expenses is included in the Combined Statements of Income and Comprehensive Income within general and administrative expenses.

Leases

The Company accounts for its leases in accordance with ASC Topic 842, “Leases”. The Company leases office space in the U.S. under various lease agreements. These leases are accounted for as operating leases, whereby lease expense is recognized on a straight-line basis over the term of the lease. For leases with terms greater than one year, the Company recognizes a related asset (“operating lease right-of-use assets”) and obligation (“operating lease liabilities”) on the lease commencement date, calculated as the present value of lease payments over the lease term. Right-of-use assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease.

The Company, in determining the present value of lease payments, utilizes either the rate implicit in the lease if that rate is readily determinable or the Company’s incremental secured borrowing rate commensurate with terms of the underlying lease. The expense associated with leases are recorded in the Combined Statements of Income and Comprehensive Income within general and administrative expenses.

If there are indicators of impairment, including events or changes in circumstances that suggest the carrying amount of the property and equipment may not be recoverable, an impairment test will be completed in accordance with ASC 360.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

3.	Significant accounting policies (continued)

Stock plans

AIG accounts for their stock plans in accordance with the ASC Topic 718, “Compensation – Stock Compensation”. Accordingly, AIG recognizes the compensation expense for stock option grants, restricted share grants and performance share grants based on the fair value of the award on the date of grant over the requisite service period, and allocates the expense to its subsidiaries, including the Company, based on the country of residence of employees. Under the AIG stock plan, the expense allocated to each subsidiary, including the Company, is settled in cash quarterly. For the awards granted under the AIG stock plan, no forfeiture rate is applied, and the compensation expense for forfeited awards is reversed on occurrence.

Income taxes and uncertain tax provisions

Deferred tax assets and liabilities are recorded in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Consistent with ASC 740, the Company records deferred income taxes which reflect operating losses and tax credits carried forward and the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases.

The Company recognizes the tax benefits of uncertain tax positions only where the position is more-likely-than-not to be sustained upon examination by tax authorities based upon the technical merits of the position. Based on the more-likely-than-not recognition threshold, the Company must presume that the tax position will be subject to examination by a taxing authority with full knowledge of all relevant information. If the recognition threshold is met, then the tax position is measured at the largest amount of benefit that is more than 50% likely of being realized upon ultimate settlement. The Company classifies all interest and penalties related to uncertain tax positions, should they exist, in income tax expenses.

The Company forms part of the larger consolidated reporting group of AIG and as such has levied and filed tax returns and provisions as part of that group. ASC 740 requires taxable entities to include tax provisions in carve-out financial statements. This inclusion results in a series of transactions to the net parent investment account that arise as a result of the differences between actual cash flow for taxes and the taxes that are allocated under AIG’s intercorporate tax allocation methodology to the Company.

Premium receivable and reinsurance balances payable

The Company operates Licensed Reinsurance Intermediary Managing General Agents (“MGAs”) which act as intermediary entities between insurance companies and affiliated reinsurance entities. The MGAs are vested with underwriting authority but are not themselves licensed reinsurance entities, but rather perform functions ordinarily handled by the reinsurance company such as underwriting, pricing, collecting premiums, and settling claims.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

3.	Significant accounting policies (continued)

Premium receivable, therefore, represents premiums due from insureds that have not yet been collected and transmitted to the affiliated licensed reinsurance entity.

Reinsurance balances payable, therefore, represent either claims payments to be made to insurers or balances due to the affiliated licensed reinsurance entity for claim advances made but not yet paid to the underlying insured.

4.	Recent accounting pronouncements

Accounting standards adopted in 2023

The Company adopted the following accounting standards on January 1, 2023, none of which have had a material impact on the Company’s financial position and results of operations:

•	ASU 2022-01, “Derivatives and Hedging: Fair Value Hedging – Portfolio Layer Method”

•	ASU 2022-02, “Financial Instruments – Credit Losses (Topic 326)”

There have been no additional accounting pronouncements issued or adopted during the nine months ended September 30, 2023 that warrant disclosure in the Combined Interim Financial Statements.

5.	Fair value measurements

Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The three levels of the fair value hierarchy are described below:

Level 1 – Fair values are measured based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Fair values are measured based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g., interest rates, yield curves, prepayment rates, default rates, loss severities, etc.) or can be corroborated by observable market data.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

5.	Fair value measurements (continued)

Level 3 – Fair values are measured based on unobservable inputs that reflect the Company’s own judgments about assumptions where there is little, if any, market activity for that asset or liability that market participants might use.

The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.

Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of the valuation technique (e.g., from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within the fair value hierarchy.

Cash and cash equivalents and restricted cash: These items have carrying values reported in the combined balance sheets that approximate fair value due to their liquid nature, and they are classified as Level 1.

Premium receivable, Reinsurance balances payable, Balances due from affiliates, and Balances due to affiliates: The carrying value of these assets and liabilities approximates their fair value. The balances are classified as Level 2.

6.	Leases

The Company leases office space in the U.S. under various operating lease agreements. Some of these leases contain options to renew after a specified period of time at the prevailing market rate. However, renewal options that have not been exercised are excluded until management attains a reasonable level of certainty. Some leases also include termination options at specified times and term. However, termination options are not reflected in the lease asset and liability balances until they have been exercised.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

6.	Leases (continued)

The Company’s operating lease balances as at September 30, 2023 and December 31, 2022 were as follows:

	2023	2022
	$	$
Operating lease right-of-use assets	14,887	16,037
Operating lease liabilities	15,871	17,030
Weighted-average remaining lease term (years)	8.26	8.97
Weighted-average discount rate	4.68%	4.68%

Rent expense during the nine months ended September 30, 2023 amounted to $1,721 (2022: $1,721) and is reflected in General and administrative expenses on the Combined Statements of Income and Comprehensive Income.

Future minimum rental commitments as at September 30, 2023 are expected to be as follows:

2023
$
2023	578
2024	2,321
2025	2,295
2026	2,288
2027 and thereafter	11,686

Total future annual minimum rental payments	19,168
Less: present value discount	(3,297)

Total lease liability as of September 30, 2023	15,871

7.	Property and equipment

The Company’s property and equipment as at September 30, 2023 and December 31, 2022 are as follows:

	2023	2022
	$	$
Gross property and equipment
Computer hardware	7,023	5,663
Furniture and fixtures	1,138	1,138
Leasehold improvements	1,751	1,751

Total gross property and equipment	9,912	8,552
Less: accumulated depreciation and amortization	(5,077)	(3,971)

Total net property and equipment	4,835	4,581

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

7.	Property and equipment (continued)

Depreciation and amortization expense for fixed assets during the nine months ended September 30, 2023 amounted to $1,106 (2022: $509) and are reflected in General and administrative expenses on the Combined Statements of Income and Comprehensive Income.

8.	Premium receivable and Reinsurance balances payable

The MGAs operate as reinsurance intermediary entities between licensed insurance companies and affiliated reinsurance companies. The MGAs are vested with underwriting authority. They are not themselves licensed reinsurance entities, but rather perform functions ordinarily handled by the reinsurance company such as underwriting, pricing, collecting premiums, and settling claims. Premium receivable represents contracts that have been bound for which the receipt of premiums are due from the underlying insureds. Reinsurance balances payable represent claims that have been approved but not yet paid to insureds. The table below summarizes the balances due to / from the entity as at September 30, 2023 and December 31, 2022:

	2023	2022
	$	$
Reinsurance balances payable	249	703

9.	Taxes

The composition of the Company’s net deferred tax assets and deferred tax liabilities as at September 30, 2023 and December 31, 2022 is set forth in the table below:

	2023	2022
	$	$
Deferred tax assets
Operating lease liabilities	3,333	3,554
State net operating loss	103	103
Net operating loss	6,033	6,033
Employee benefits	2,854	3,577
Other	(148)	135

Gross deferred tax assets	12,175	13,402
Less valuation allowance	(103)	(103)

Deferred tax assets, net	12,072	13,299

Deferred tax liabilities

Operating lease right-of-use assets	(3,130)	(3,350)

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

10.	Accounts payable and accrued expenses

The Company’s accounts payable and accrued expenses as at September 30, 2023 and December 31, 2022 were as follows:

	2023	2022
	$	$
Accounts payable	301	1,407
Accrued expenses	1,147	255

Total accounts payable and accrued expenses	1,448	1,662

11.	General and administrative expenses

The Company’s general and administrative expenses for the nine months ended September 30, 2023 and 2022 were as follows:

	2023	2022
	$	$
Payroll and benefits expenses	21,449	19,543
Information technology expenses	2,748	2,626
Rent expenses	1,721	1,721
Depreciation and amortization	1,106	509
Travel and entertainment expenses	780	555
Management fee expenses	773	185
Office costs expenses	582	447
Business fees and licenses	165	301

Total general and administrative expenses	29,324	25,887

12.	Net parent investment

Validus Specialty was initially incorporated in the U.S. and was converted to a limited liability company on September 1, 2018. At the time of the conversion, all outstanding share capital, at par value, and additional paid-in capital was converted to the member’s capital account which is shown on the Combined Balance Sheets as Net parent investment.

Changes in Net parent investment arise as a result of deemed capital contributions for settlement of tax provisions due to differences between actual cash flow for taxes and the taxes allocated under AIG’s intercorporate tax allocation methodology to the Company.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

13.	Commitments and contingencies

Employment agreements

The Company has entered into employment agreements with certain individuals that provide for executive benefits and severance payments under certain circumstances.

Leases

The Company leases office space in the U.S. under various operating lease agreements. See Note 6, “Leases”, for further details.

14.	Related party transactions

The following significant transactions are classified as related party transactions as principals and/or directors of each counterparty are members of the Company’s or AIG’s board of directors.

Service level agreements

In accordance with service level agreements considered to be on an arm’s length basis, the Company participates in centralized services wherein expenses are incurred by service and other affiliated entities and allocated to, or recharged from, the Company. Services provided across the group include actuarial, research, finance, administrative, information technology, legal, operations, risk management services and others. Transactions with VSU that were historically eliminated on the consolidation of Validus Specialty are recorded as related party transactions in these Combined Financial Statements.

The following table summarizes the revenue and expenses incurred by the Company for services provided to or received from the related parties during the nine months ended September 30, 2023 and 2022:

	2023	2022
	$	$
Management fee income	33,986	29,039
General and administrative expenses	773	185
Share compensation expense	2,730	1,757

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

14.	Related party transactions (continued)

Balances due from affiliates

Balance due from affiliates consisted of the following as at September 30, 2023 and December 31, 2022:

	2023	2022
	$	$
Receivable due from related parties	9,410	7,747
Loan to related parties	2,355	2,126

Total	11,765	9,873

Loan to related parties consists of a loan to VSU with no interest rate, payable on demand. Receivable due from related parties consists of receivables for management fees with no interest rate and are payable on demand.

Balance due to affiliates

Balance due to affiliates consisted of the following as at September 30, 2023 and December 31, 2022:

	2023	2022
	$	$
Payable due to related parties	8,095	3,728
Loan from related parties	4,000	4,000

Total	12,095	7,728

Loan from related parties consists of a loan from Talbot Syndicate 1183 with no interest rate, payable on demand. Payable due to related parties consists of payables for management fees with no interest rate and are payable on demand.

Premium receivable and reinsurance balances payable

See Note 8, “Premium receivable and reinsurance balances payable”, for details of accounts as at September 30, 2023 and December 31, 2022.

Income taxes recoverable, deferred tax assets, net, and deferred tax liabilities

See Note 9, “Taxes”, for details of accounts as at September 30, 2023 and December 31, 2022.

15.	Subsequent events

Management has evaluated the need to disclose events that occurred subsequent to the balance sheet date through January 5, 2024, the date these financial statements were available to be issued.

Related party transactions

On October 24, 2023, the Company distributed $16.0 million in cash and $4.0 million in property and equipment to AIG Property Casualty Inc.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements (unaudited) For the nine months ended September 30, 2023 Expressed in thousands of U.S. dollars

15.	Subsequent events (continued)

Change in control

On November 1, 2023 (the “Closing Date”), AIG completed the sale of Validus Holdings, Ltd., including certain interests in Validus Specialty, to RenaissanceRe in accordance with the Stock Purchase Agreement, dated May 22, 2023 (as amended, the “Stock Purchase Agreement”) pursuant to which, upon the terms and subject to the conditions thereof, RenaissanceRe, or one of its subsidiaries, purchased, acquired and accepted from certain subsidiaries of AIG, all of their right, title, and interest in the shares of Validus Holdings, Ltd. and Validus Specialty (collectively the “Validus Acquisition”).    Pursuant to the Validus Acquisition, RenaissanceRe acquired a 100% voting equity interests in each of Validus Holdings, Ltd. and Validus Specialty. AIG received aggregate consideration of $3.603 billion, consisting of cash consideration of $2.735 billion, a pre-closing dividend of $562.5 million from Validus Holdings, Ltd., a pre-closing distribution of $20.0 million from Validus Specialty, and 1,322,541 common shares in RenaissanceRe valued at approximately $285.0 million at the Closing Date.

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